UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2008, Integra LifeSciences Holdings Corporation (the “Company”) entered into indemnification agreements with non-employee directors, executive officers and the General Counsel.

The form of Indemnification Agreement for Non-Employee Directors and Officers is attached hereto as Exhibit 10.1 and is incorporated herein by reference. In addition, the Company intends to use this form if it enters into indemnification agreements in the future with any non-employee directors or officers.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(e)

AMENDMENT TO EMPLOYMENT AGREEMENTS WITH CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

On December 18, 2008, the Company and Gerard S. Carlozzi, the Company’s Executive Vice President and Chief Operating Officer, entered into Amendment 2008-2 (the “Carlozzi Amendment”) to Mr. Carlozzi’s Amended and Restated Employment Agreement with the Company, dated as of December 19, 2005 (the “Carlozzi Employment Agreement”). In addition, on December 18, 2008, the Company and John B. Henneman, III, the Company’s Executive Vice President, Finance and Administration, and Chief Financial Officer, entered into Amendment 2008-2 (the “Henneman Amendment”) to Mr. Henneman’s Amended and Restated Employment Agreement with the Company, dated as of December 19, 2005 (the “Henneman Employment Agreement”) (collectively, the Carlozzi Employment Agreement and the Henneman Employment Agreement, the “Employment Agreements”). The terms of the Carlozzi Amendment and the Henneman Amendment (collectively, the “Amendments”) extend the term of each of Mr. Carlozzi’s employment and Mr. Henneman’s employment until January 4, 2011.

In addition, the Amendments provide that both Mr. Carlozzi and Mr. Henneman (collectively, the “Executives”) will receive (i) a base salary of $475,000 for 2009 and $500,000 for 2010, (ii) an annual bonus opportunity for each of 2009 and 2010 equal to 50% of annual base salary and (iii) 88,877 restricted stock units to be granted on December 18, 2008, of which 83,846 units represent the signing equity-based award and 5,031 units represent the equity-based award for 2008 performance. The restricted stock unit grants for each Executive will, subject to the Executive’s continued service with the Company, vest in two equal annual installments on the first two anniversaries of the grant date and will be subject to accelerated vesting upon the occurrence of any of the following: (i) termination of the Executive’s employment by the Company without “Cause” or by the Executive for “Good Reason,” (ii) a “Change in Control” of the Company, (iii) a “Disability Termination,” each as defined in the Employment Agreements, or (iv) the Executive’s death. The shares underlying the units will be paid out within the 30 day period immediately following the six month anniversary after the Executive’s separation from service with the Company.

The restricted stock unit grants will include certain dividend equivalent rights.

The foregoing description of the Amendments is qualified in its entirety by reference to the copies of the Amendments which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference herein. In all other respects not amended, the Employment Agreements remain in full force and effect.

PRESIDENT AND CHIEF EXECUTIVE OFFICER BASE SALARY INCREASE AND BONUS MATTER

On December 18, 2008, the Compensation Committee of the Board of Directors of the Company increased the annual base salary of Stuart Essig, the Company’s President and Chief Executive Officer, from $600,000 to $650,000. The base salary increase will be effective January 1, 2009. At Mr. Essig’s request, the Compensation Committee agreed not to award Mr. Essig a cash bonus for 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement for Non-Employee Directors and Officers

10.2	Amendment 2008-2, dated December 18, 2008, to Mr. Carlozzi’s Amended and Restated Employment Agreement between the Company and Mr. Carlozzi

10.3	Amendment 2008-2, dated December 18, 2008, to Mr. Henneman’s Amended and Restated Employment Agreement between the Company and Mr. Henneman

10.4	Form of Contract Stock/Restricted Units Agreement for Mr. Carlozzi and Mr. Henneman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 24, 2008

By: /s/ Stuart M. Essig
       Stuart M. Essig
       President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement for Non-Employee Directors and Officers

10.2	Amendment 2008-2, dated December 18, 2008, to Mr. Carlozzi’s Amended and Restated Employment Agreement between the Company and Mr. Carlozzi

10.3	Amendment 2008-2, dated December 18, 2008, to Mr. Henneman’s Amended and Restated Employment Agreement between the Company and Mr. Henneman

10.4	Form of Contract Stock/Restricted Units Agreement for Mr. Carlozzi and Mr. Henneman